EXHIBIT 10.22a
AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT
THIS AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of February 20, 2023, by and between Centene Corporation, a Delaware corporation, together with its successors and assigns permitted under this Agreement (the “Company”), and Sarah M. London (the “Executive”).
WHEREAS, the parties entered into that certain Executive Employment Agreement dated as of April 27, 2022 (“Agreement”); and
WHEREAS, the parties desire to amend the Agreement in order to reflect a change in the Executive’s long-term incentive compensation.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:
1.Section 3.3 is amended in its entirety to read as follows:
Executive shall be eligible for annual grants of long-term cash and equity compensation awards at the Company’s good faith discretion, based upon the Compensation Committee’s evaluation of her performance and peer company compensation practices (each, a “Long-Term Award”). The Long-Term Awards may consist of, among others, (a) a cash-based long-term incentive awards (the “Cash Awards”) under the Company’s 2007 Long-Term Incentive Plan, as amended, or successor-plan (the “LTIP”), and (b) service-based restricted stock units, performance-based restricted stock units and performance-based stock options (the “Equity Awards”) issued under the Company’s 2012 Stock Incentive Plan, as amended, or successor plan (the “Stock Plan”). Each Cash Award shall be subject to the terms of the LTIP and an award agreement to be executed by Executive and the Company, and each Equity Award shall be subject to the terms of the Stock Plan and award agreements to be executed by Executive and the Company; provided, that the terms of such awards shall be no less favorable than provided to other senior executives of the Company generally. In 2022, the Executive’s annual target Long-Term Awards shall be $12,500,000. The amount and type of the Executive’s future Long-Term Awards shall be annually determined by the Compensation Committee in its sole discretion; provided that Executive shall be treated no less favorably than senior executives of the Company generally, with respect to the type of her future Long-Term Awards.
2.Section 5.1(f)(ii) is hereby amended in its entirety to read as follows:
upon or following a Change in Control, a reduction in Executive’s Salary or Annual Bonus potential from those in effect immediately prior to the Change in Control
3.Section 5.1(f)(iv) is hereby amended in its entirety to read as follows:
a material breach by the Company or any of its affiliates of this Agreement (including without limitation, Section 3.1 and Section 3.2 hereof) or any material compensation agreement
4.Section 5.5(a) is hereby amended to replace the reference to “three (3) times” with “2.99 times.”
5.Section 7.4 is hereby amended to replace the second sentence of such section in its entirety and replace it with the following:
The Company hereby agrees to engage the Accountant to do an independent valuation of the Non-Compete Provision as part of an analysis of Executive’s post-Change in Control reasonable compensation.

6.General Terms and Conditions. All other terms and conditions of the Agreement not amended hereunder shall remain in full force and effect, as applicable. This Amendment shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to principles of conflict of laws that would cause the application of laws of another jurisdiction. This Amendment may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.
CENTENE CORPORATION

By: /s/ Christopher Koster
Name: Christopher Koster
Title: Executive Vice President, Secretary and General Counsel
EXECUTIVE

By: /s/ Sarah London
SARAH LONDON